PRESIDENCE DE LA REPUBLIQUE	REPUBLIQUE DE GUINEE
Travail - Justice - Solidarite
PRESIDENT DE LA REPUBLIQUE

No.// 0083 /PRG/SGP/SP/07	Conakry, September 18, 2007

The Secretary General

To Mr. Kent P. Watts
CHIEF EXECUTIVE OFFICER
HYPERDYNAMICS CORPORATION
One Sugar Creek Center Blvd. Suite 125
Sugar Land, Texas 77478

Dear Mr. Watts:

Following the instruction of His Excellency, the President of the Republic, I examined the Contract of Production binding your Company to the Guinean State, signed on September 22nd, 2006.

Subsequently to my examination, I submitted to the Head of State my report in which in my opinion our contract, has unquestionable advantages for my country. During our conversation, I gave my approval in regards to the invitation received, for a delegation of high ranks to go to Houston.

I am pleased to inform you that this delegation will be led by myself and will include a team of the Presidential press, and that it will have a working session with you in order to fasten our cooperation such as defined in your letter of provision for a support of the Government.

I hope that your team of Conakry will make the suitable travel arrangements for the trip to Houston.

Best regards,

SAM MAMADY SOUMAH